EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” in the Form S-4 Registration Statement (Registration No. 333 –            ) of Alliance HealthCard, Inc. and to the inclusion of our report dated December 23, 2008, with respect to the financial statements of Alliance HealthCard, Inc. as of September 30, 2008, and for the year ended September 30, 2008 as included in the Company’s Annual Report on Form 10-K as of September 30, 2008.
/s/ Eide Bailly LLP
Greenwood Village, Colorado
January 20, 2009